Exhibit 99.1

BroadVision Contact:

Bob Okunski

BroadVision Investor Relations

650-542-4659

bob.okunski@broadvision.com

BroadVision, Inc. Announces Second Quarter 2003 Results

Company Narrows GAAP Loss Year over Year, Posts Pro Forma Net Income

REDWOOD CITY, Calif. — July 23, 2003 — BroadVision, Inc. (Nasdaq: BVSN), a leading provider of enterprise portal applications, today reported financial results for the second quarter ended June 30, 2003. Revenues for the second quarter of 2003 were $21.8 million, compared with revenues of $24.5 million for the first quarter ended March 31, 2003 and $29.4 million for the second quarter of 2002. License revenue for the quarter totaled $6.8 million, and services revenue totaled $15.0 million.

In the second quarter, BroadVision posted a net loss on a generally accepted accounting principles (GAAP) basis of $7.6 million, or $0.23 per share, which includes a restructuring charge of $7.8 million attributable primarily to the effect on the restructuring accrual of changes in real estate assumptions. The GAAP net loss for the quarter compares with GAAP net income of $1.3 million, or $0.04 per share, for the first quarter of 2003, and a GAAP net loss of $56.7 million, or $1.77 per share, in the second quarter of 2002.

The second quarter restructuring charge was made based upon management’s review of the Company’s net operating lease commitments and the state of the commercial real estate market.  The Company will continue to closely assess its real estate exposure in future periods, and may record additional charges based upon such assessments.

Pro forma net income for the second quarter of 2003 was $222,000, or $0.01 per diluted share, compared with pro forma net income of $3.3 million, or $0.09 per diluted share, in the first quarter of 2003. In the second quarter of 2002, the Company reported a pro forma net loss of $13.7 million, or

$0.66 per share. Pro forma results exclude certain restructuring and non-cash charges that totaled $7.8 million in the second quarter of 2003, $1.9 million in the first quarter of 2003 and $43.0 million in the second quarter of 2002.  A reconciliation of pro forma results to GAAP results is provided in the financial information attached to this press release.  The Company believes its pro forma results provide useful information because they reflect the Company’s financial performance excluding certain non-cash and restructuring expenses that the Company believes are not indicative of its ongoing operations.

“We were pleased that, once again, we have achieved pro forma profitability for the second quarter,” commented Dr. Pehong Chen, BroadVision’s president and CEO. “This was a challenging quarter, however, given the continued weak spending environment for enterprise application software.  Revenue from existing customers made an important contribution and remains a testament to the high level of customer support we provide.  During the second quarter, we also made significant investments in marketing and research and development to stimulate top line growth. In particular, we are focused on a major new product that we expect to announce in the fourth quarter and we are very excited about its prospects.”

During the second quarter of 2003, BroadVision expanded its customer list with new organizations including Chung Hwa Telecom, Lance Armstrong Foundation, Tatra Bank AS and International Turnkey Systems. In addition, the Company generated repeat business with Apotex, Bio-Rad, British Telecom, Eircom, Highmark Blue Cross and Blue Shield, Centrica, RR Donnelley and WalMart.

Also during the second quarter, BroadVision Global Services (BVGS) introduced the BVGS Migration Services Program, an engineered approach to migration that addresses demand from BroadVision’s installed base of over 1,000 customers for a low-risk, cost-effective upgrade path to BroadVision 7.1 applications. The new program leverages BroadVision’s extensive experience managing complex migrations, BroadVision-certified developers – both offshore and local – and a proven migration methodology to deliver faster time-to-market, lower overall migration costs and a more predictable outcome than ad hoc migration efforts.

Conference Call

BroadVision will hold a conference call to discuss this press release and related matters at 2:00 pm Pacific Time, July 23, 2003. The call, hosted by Dr. Pehong Chen, president and CEO of BroadVision, can be accessed live and thereafter, by visiting the investor relations section of the Company’s website at www.broadvision.com.

Information Concerning Forward-Looking Statements

Information in this release that involves expectations, beliefs, hopes, plans, intentions or strategies regarding the future are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which forward-looking statements involve risk and uncertainties. All forward-looking statements included in this release are based upon information available to BroadVision as of the date of this release, and BroadVision assumes no obligation to update or correct any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from BroadVision’s current expectations. Factors which could cause or contribute to such differences include, but are not limited to: lack of market acceptance of BroadVision’s existing and new products or services; BroadVision’s inability to continue to develop competitive new products and services on a timely basis; introduction of new products or services by competitors; general economic conditions and BroadVision’s inability to attract and retain qualified employees. These and other factors and risks associated with BroadVision’s business are discussed in its most recent annual report on Form 10-K and in BroadVision’s quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission.

About BroadVision

BroadVision (Nasdaq: BVSN) is a leading provider of multi-constituent – employee, customer, partner, citizen and supplier – portal software for Fortune 1000 and other high-growth organizations across multiple industries. BroadVision’s scalable, high-performance enterprise portal applications create bottom line value by connecting people with business – moving relationships with all constituents to a personalized, self-service model that increases revenues, reduces costs and improves productivity. BroadVision-powered portals – serving nearly 60 million users worldwide – leverage the web and wireless devices to unify and extend enterprise applications, information and business processes, providing a rich user experience for communication and collaboration.

For more information about BroadVision, Inc., call 650.542.5100, email info@broadvision.com or visit www.broadvision.com.

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BroadVision is a trademark or registered trademark of BroadVision, Inc. in the United States and other countries.

BROADVISION, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	June 30, 2003	December 31, 2002
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$90,772	$77,386
Short-term investments	4,756	24,484
Accounts receivable, less allowance for doubtful accounts and reserves of $3,934 and $5,502 as of June 30, 2003 and December 31, 2002, respectively	14,391	22,917
Prepaids and other	5,419	9,181
Total current assets	115,338	133,968
Property and equipment, net	19,671	26,600
Long-term investments	—	587
Restricted cash and investments	16,761	16,704
Equity investments	1,922	2,083
Goodwill	53,421	53,421
Other intangibles, net	3,013	3,899
Other assets	2,570	2,874
Total assets	$212,696	$240,136

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Bank borrowings and current portion of long-term debt	$27,968	$25,977
Accounts payable	9,224	8,105
Accrued expenses	37,731	55,787
Unearned revenue	9,318	14,158
Deferred maintenance	18,513	24,325
Total current liabilities	102,754	128,352
Long-term debt, net of current portion	1,457	1,945
Other noncurrent liabilities	72,704	68,206
Total liabilities	176,915	198,503

Commitments and contingencies
Stockholders’ equity:
Common stock	3	3
Additional paid-in capital	1,211,240	1,210,797
Accumulated other comprehensive loss	—	37
Accumulated deficit	(1,175,462)	(1,169,204)
Total stockholders’ equity	35,781	41,633
Total liabilities and stockholders’ equity	$212,696	$240,136

BROADVISION, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Revenues:
Software licenses	$6,824	$10,309	$14,799	$18,488
Services	14,981	19,110	31,461	41,386
Total revenues	21,805	29,419	46,260	59,874
Cost of revenues:
Cost of software licenses	495	903	883	2,003
Cost of services	7,177	10,422	13,735	22,756
Total cost of revenues	7,672	11,325	14,618	24,759
Gross profit	14,133	18,094	31,642	35,115
Operating expenses:
Research and development	6,063	13,006	12,214	26,981
Sales and marketing	6,043	15,803	12,875	31,981
General and administrative	2,413	5,009	4,701	11,202
Goodwill and intangible amortization	—	887	887	1,774
Restructuring charge	7,817	34,565	8,852	39,945
Impairment of assets	—	—	—	2,276

Total operating expenses	22,336	69,270	39,529	114,159

Operating loss	(8,203)	(51,176)	(7,887)	(79,044)

Interest and other income (expenses), net	722	1,390	1,798	(6,687)
Loss before provision for income taxes	(7,481)	(49,786)	(6,089)	(85,731)
Provision for income taxes	(114)	(6,904)	(169)	(7,081)

Net loss	$(7,595)	$(56,690)	$(6,258)	$(92,812)

Basic loss per share	$(0.23)	$(1.77)	$(0.19)	$(2.91)
Diluted loss per share	$(0.23)	$(1.77)	$(0.19)	$(2.91)

Shares used in computing basic loss per share	32,751	32,037	32,599	31,857
Shares used in computing diluted loss per share	32,751	32,037	32,599	31,857

PRO FORMA FINANCIAL INFORMATION(1):
Net income (loss)	$222	$(13,684)	$3,481	$(32,729)
Basic income (loss) per share	$0.01	$(0.66)	$0.11	$(1.03)
Diluted income (loss) per share	$0.01	$(0.66)	$0.10	$(1.03)

(1) Pro forma net income (loss) and the related per share amounts exclude restructuring charges, amortization of acquired technology, impairment of equity investments and impairment of assets.  Pro forma net income (loss) and pro forma cost of revenues and operating expenses reconcile to the comparable amounts under generally accepted accounting principles as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Net loss, generally accepted accounting principles	$(7,595)	$(56,690)	$(6,258)	$(92,812)
Pro forma adjustments:
Restructuring charges	7,817	34,565	8,852	39,945
Amortization of acquired technology	—	887	887	1,774
Impairment of equity investments	—	1,275	—	9,809
Provision for deferred tax valuation allowance	—	6,279	—	6,279
Impairment of assets	—	—	—	2,276
Total pro forma adjustments	7,817	43,006	9,739	60,083
Pro forma net income (loss)	$222	$(13,684)	$3,481	$(32,729)

Cost of revenues and operating expenses, generally accepted accounting principles	$30,008	$80,595	$54,147	$138,918
Pro forma adjustments:
Restructuring charges	(7,817)	(34,565)	(8,852)	(39,945)
Amortization of acquired technology	—	(887)	(887)	(1,774)
Impairment of assets	—	—	—	(2,276)
Total pro forma adjustments	(7,817)	(35,452)	(9,739)	(43,995)
Pro forma cost of revenues and operating expenses	$22,191	$45,143	$44,408	$94,923